                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Associated Banc-Corp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                                      LOGO



                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                          1997 FORM 10-K ANNUAL REPORT

                                     LOGO
March 20, 1998

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. on Wednesday, April 22, 1998, at the Walter Theatre, Abbot Pennings Hall of Fine Arts, St. Norbert College, De Pere, Wisconsin.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. If you do attend the meeting, there will be an opportunity to revoke your proxy and to vote in person if you prefer. The Board of Directors joins me in hoping that you will attend.

Sincerely,

LOGO
H. B. Conlon
Chairman, President and Chief Executive Officer


 112 North Adams St. P.O. Box 13307 Green Bay, WI 54307-3307 920-433-3166 Fax
                                 920-433-3261

                             ASSOCIATED BANC-CORP
                            112 North Adams Street
                          Green Bay, Wisconsin 54301

                                ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 22, 1998

Holders of Common Stock of Associated Banc-Corp:

The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the Walter Theatre, Abbot Pennings Hall of Fine Arts, St. Norbert College, Third Street, De Pere, Wisconsin, on Wednesday, April 22, 1998, at 11:00 a.m. for the purpose of considering and voting on:

1. The election of nine directors. Management's nominees are named in the accompanying Proxy Statement.

2. The approval of Associated's Amended and Restated Long-Term Incentive Stock Plan.

3. The ratification of the selection of KPMG Peat Marwick LLP as independent auditors for Associated for the year ending December 31, 1998.

4. Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 2, 1998, as the record date for determining the shareholders of Associated entitled to notice of and to vote at the meeting, and only holders of Common Stock of Associated of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

LOGO
Brian R. Bodager
Chief Administrative Officer
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 20, 1998

                            YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                             ASSOCIATED BANC-CORP
                            112 North Adams Street
                          Green Bay, Wisconsin 54301

                                ---------------

                                PROXY STATEMENT
                        ANNUAL MEETING - APRIL 22, 1998

INFORMATION REGARDING PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Associated Banc-Corp, hereinafter called "Associated," to be voted at the Annual Meeting of Shareholders on Wednesday, April 22, 1998, and at any and all adjournments thereof.

Solicitation of proxies by mail is expected to commence on March 20, 1998, and the cost thereof will be borne by Associated. In addition to such solicitation by mail, some of the directors, officers, and regular employees of Associated may, without extra compensation, solicit proxies by telephone, telegraph, and personal interview. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals, and they will be reimbursed by Associated for postage and clerical expense in doing so.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by three (3) proxy committee members who are Directors and will determine whether or not a quorum is present. The proxy committee members will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted "FOR" the election of management's nominees as directors and "FOR" the other proposals listed.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Associated a written revocation or a duly executed proxy bearing a later date.

The Corporate Secretary of Associated is Brian R. Bodager, 112 North Adams Street, Green Bay, Wisconsin 54301.

RECORD DATE AND VOTING SECURITIES

The Board has fixed the close of business on March 2, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Associated entitled to be voted at the meeting consist of shares of its Common Stock, $0.01 par value ("Common Stock") of which 50,685,915 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting.

Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a Class A Director, Class B Director, and Class C Director. The nine nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.

SHAREHOLDER PROPOSALS

Any shareholder desiring to include any proposal in Associated's proxy soliciting material for the next regularly scheduled Annual Meeting of Shareholders must submit their proposal, in writing, at Associated's executive offices not later than November 24, 1998. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

PRINCIPAL HOLDERS OF COMMON STOCK

As of February 28, 1998, the trust departments of four wholly-owned subsidiaries were, in a fiduciary capacity, the beneficial owners of 4,320,831 shares of Common Stock, constituting 8.52% of Associated's outstanding shares entitled to vote. Such ownership is in the capacity of fiduciaries with voting and/or investment power. As a result thereof, Associated may be deemed to indirectly beneficially own such shares. No other person is known to Associated to own beneficially more than 5% of the outstanding shares entitled to vote. The information set forth below is reflective of the foregoing.

                                           AMOUNT AND NATURE
                                 TITLE OF    OF BENEFICIAL    PERCENT
      NAME AND ADDRESS            CLASS   OWNERSHIP (1)(2)(3) OF CLASS
      ----------------           -------- ------------------- --------
Associated Bank Green Bay, N.A.   Common       3,337,967       6.59%
  200 North Adams Street
  Green Bay, Wisconsin 54301
Associated Bank, N.A.             Common         612,630       1.21%
  100 West Wisconsin Avenue
  Neenah, Wisconsin 54956
Associated Bank Lakeshore, N.A.   Common         216,647         *
  1000 Franklin Street
  Manitowoc, Wisconsin 54220
Associated Trust Company, N.A.    Common         153,587         *
                                               ---------       -----
  401 East Kilbourn Avenue
  Milwaukee, Wisconsin 53202
                                               4,320,831       8.52%
                                               =========       =====

* Denotes percentage is less than 1%.
---------------------
(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or
    (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares which such person has the right to acquire beneficial ownership of within 60 days.

(2) In the capacity of fiduciaries, the trust departments exercise voting power where authority has been granted. In other instances, the trust departments solicit voting preferences from the beneficiaries. In the event responses are not received as to voting preferences, the shares will not be voted in favor of or against the proposals.

(3) In the capacity of fiduciaries, included are 1,167,236 shares with sole voting power; 28,731 shares with shared voting power; 4,017,564 shares with sole investment power; and 303,267 shares with shared investment power.

CORPORATE ANNUAL REPORT

The 1997 Corporate Report of Associated, which includes unaudited historical consolidated statements of financial condition, statements of income, and per share and selected financial data for the years ended December 31, 1987 through 1997, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The 1997 Corporate Report and the 1997 Form 10-K Annual Report do not constitute a part of the proxy material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

The Board has the responsibility for establishing broad corporate policies and for the overall performance of Associated, although it is not involved in day-to-day operating details. Members of the Board are kept informed of Associated's business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chairman and other officers.

Pursuant to the Articles of Incorporation of Associated, the Board is classified into three classes, as nearly equal in size as possible, with each class of directors serving staggered three-year terms, designated as Class A, Class B, and Class C. On October 29, 1997 (the "Merger Date"), Associated acquired the shares of First Financial Corporation in a merger of equals (the "Merger"). The terms of the Merger Agreement provided that the Board of Directors of Associated be comprised of seven directors from the Associated Board of Directors and seven directors from the First Financial Corporation Board of Directors. Two directors, Mr. Robert Feitler and Mr. James F. Janz, retired from Associated's Board following the Special Meeting of Shareholders on October 27, 1997. Pursuant to Associated's Articles of Incorporation, the seven directors from First Financial appointed on the Merger Date must stand for election at the 1998 Annual Meeting of Shareholders. Five directors in Class C, Messrs. Gaiswinkler, Gallagher, Konopacky, Meng, and Sproule, all of whom are members of the present Board, are to be elected at the Annual Meeting. The Class C directors will serve for a term of three years to expire in April 2001. In addition, two directors in Class A, Messrs. Leach and Seramur, each of whom are members of the present Board, are to be elected at the Annual Meeting. The Class A directors will serve for a term of one year to expire in April 1999. Also, two directors in Class B, Messrs. Staven and Wanta, each of whom are members of the present Board, are to be elected at the Annual Meeting. The Class B directors will serve for a term of two years to expire in April 2000.

Associated's Bylaws require that a director retire as of the first Annual Meeting subsequent to the director's 65th birthday. The Bylaws were amended by the Board of Directors on October 27, 1997, to provide for the appointment of a First Financial director regardless of that individual's age at the time of such appointment for a term to expire at the next Annual Meeting. Six directors are over age 65. Associated's Bylaws provide, however, that a retiring director's term may be extended for one-year terms by a two-thirds vote of the Board in circumstances which would be of significant benefit to Associated. At its January 28, 1998, Board meeting, Associated's Board voted unanimously to waive the age limitation for Messrs. Gaiswinkler, Konopacky, Leach, Sproule, Staven, and Wanta. The remaining directors will continue to serve until their terms have expired or until their successors have been elected. On January 28, 1998, the six directors who are over age 65 executed letter agreements wherein each agreed to tender their resignation should the Board in subsequent years not waive their age limitation and extend their term of service pursuant to Associated's Bylaws.

The nominees have consented to serve, if elected, and at the date of this Proxy Statement, Associated has no reason to believe that any of the named nominees will be unable to act. Correspondence may be directed to nominees at Associated's executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the nominees.

The information presented below as to principal occupation and shares of Common Stock beneficially owned as of February 28, 1998, is based in part on information received from the respective persons and in part from the records of Associated.

        NOMINEES FOR ELECTION TO AND MEMBERS OF THE BOARD OF DIRECTORS

           NOMINEES FOR CLASS C, THREE-YEAR TERM EXPIRING APRIL 2001

ROBERT S. GAISWINKLER has been a director of Associated since October 1997. He has been Chairman of the Board of First Financial Bank since 1988. From 1977 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. From 1977 through March 1988, he served as President and Chief Executive Officer of National Savings & Loan

Association, which merged into First Financial Bank at such time. He is past Chairman of America's Community Bankers and former member of the Advisory Committees of the Federal Home Loan Bank Board and Federal National Mortgage Association. He is also a past Chairman of the Board of Directors of Channels 10/36 Friends, Inc., a citizens group supporting public broadcasting. Mr. Gaiswinkler also served as a member of the State of Wisconsin Savings and Loan Review Board. Age: 66

ROBERT C. GALLAGHER has been a director of Associated since January 1982. He has served as Vice Chairman of Associated since July 1996 and as Executive Vice President since January 1982. He has served as Chairman and Chief Executive Officer of Associated Bank Green Bay, National Association, an affiliate of Associated, since 1985. He had served as President since 1982 and has been a director since October 1980. Mr. Gallagher also serves as a director of WPS Resources Corporation. Age: 59.

ROBERT P. KONOPACKY has been a director of Associated since October 1997. He is the retired President of Mid-State Photo, Inc., which was merged into a subsidiary of Fuqua Industries. Mr. Konopacky was President of Mid-State Distributors, a wholesale beverage distributor in Stevens Point, Wisconsin, from 1974 through 1987. From 1978 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 74.

JOHN C. MENG has been a director of Associated since January 1991 and has been a director of Associated Bank Green Bay, National Association, an affiliate of Associated, since January 1988. He has been President, Chief Executive Officer, and Director of Schreiber Foods, Inc., Green Bay, Wisconsin, since December 1989. Schreiber Foods, Inc. markets cheese and bacon products to the food service industry and national retailers. Prior to 1989, he was President and Chief Operating Officer of Schreiber Foods, Inc. Age: 53.

JOHN H. SPROULE has been a director of Associated since October 1997. He has been retired from Envirex, Inc., a Rexnord Company, since May 1, 1987, after more than 34 years of service to Rexnord. He was President of Envirex, Inc., Waukesha, Wisconsin, a manufacturer of waste and waste water treatment equipment, from 1983 through October 1986. From 1978 until September 1983, he was Executive Vice President and General Manager of Envirex, Inc. From 1977 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 70.

            NOMINEES FOR CLASS A, ONE-YEAR TERM EXPIRING APRIL 1999

DR. GEORGE R. LEACH has been a director of Associated since October 1997. He is presently retired. Before retirement in 1993, he practiced as an optometrist in Stevens Point, Wisconsin, since 1949. He is a Fellow Emeritus of the American Academy of Optometry and a past President of the Wisconsin Optometric Association. From 1965 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 74.

JOHN C. SERAMUR has been a director of Associated since October 1997. He has served as Vice Chairman of Associated since October 1997. He has been President, Chief Executive Officer, and Chief Operating Officer of First Financial Corporation, a thrift holding company that merged with Associated in 1997, and its subsidiary, First Financial Bank, since 1966. He served as President and Chief Executive Officer of one of the predecessor institutions to the Bank. He served as a director of the Federal Home Loan Bank of Chicago, is a former member of the Savings Association Insurance Fund Industry Advisory Committee, and is past Chairman of the Wisconsin League of Financial Institutions. Mr. Seramur also serves as a director of Northland Cranberries, Inc. Age: 55.

            NOMINEES FOR CLASS B, TWO-YEAR TERM EXPIRING APRIL 2000

RALPH R. STAVEN has been a director of Associated since October 1997. He served as Chairman of the Board of First Financial Corporation, a thrift holding company that merged with Associated in 1997, and First Financial Bank from 1984 through 1988, he was also Chairman of the Board, President, and Chief Executive Officer of a predecessor savings institution to the Bank and was Chief Executive Officer of First Financial Corporation and First Financial Bank from 1984 through 1986. Mr. Staven has over 48 years of experience in the thrift industry. He has served as President of the Wisconsin Savings League
(1973), as
director of the Federal Home Loan Bank of Chicago (1973-1977), and as the representative from the Chicago District on the Federal Home Loan Bank Board Advisory Committee (1976-1979). Age: 76.

NORMAN L. WANTA has been a director of Associated since October 1997. He is a retired attorney. From 1946 through 1982, he engaged in the general practice of law in the City of Stevens Point and served as corporate counsel to one of the predecessor savings institutions of First Financial Bank for 17 years. From 1965 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997.
Age: 75.

                        DIRECTORS CONTINUING IN OFFICE

               CLASS A DIRECTORS WITH TERMS EXPIRING APRIL 1999

JOHN S. HOLBROOK, JR. has been a director of Associated since May 1992. He is a partner in the Madison, Wisconsin, office of the Quarles & Brady law firm in which he has practiced since 1964. Quarles & Brady has performed legal services for Associated and its respective subsidiaries. From 1990 to 1992, he was a director of F&M Financial Services Corporation, a bank holding company acquired by Associated in 1992. Age: 58.

WILLIAM R. HUTCHINSON has been a director of Associated since April 1994. He has been Vice President, Financial Operations, of Amoco Corporation, Chicago, Illinois, since October 1993, and has held the positions of Treasurer, Controller, and Vice President-Mergers, Acquisitions & Negotiations with Amoco Corporation since 1981. He has been a director of Associated Bank Chicago, an affiliate of Associated, since 1981. Mr. Hutchinson also serves as a director of the Smith Barney Mutual Fund Group. Age: 55.

               CLASS B DIRECTORS WITH TERMS EXPIRING APRIL 2000

HARRY B. CONLON has been a director of Associated since 1975. He has served as Chairman of the Board, President, and Chief Executive Officer of Associated since 1987 and was President and Chief Executive Officer from 1975 to 1987.
Age: 62.

RONALD R. HARDER has been a director of Associated since July 1991. He has been the President and Chief Executive Officer of Jewelers Mutual Insurance Company, Neenah, Wisconsin, since 1982 and has been an officer since 1973. Jewelers Mutual Insurance Company is a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals owning jewelry. He is a director of Associated Bank, N.A., Neenah, an affiliate of Associated, and is Chairman of its Trust Committee. Age: 54.

J. DOUGLAS QUICK has been a director of Associated since July 1991. He has been President and Chief Executive Officer of Lakeside Foods, Inc., Manitowoc, Wisconsin, since 1986. Lakeside Foods, Inc. is a food processor of primarily canned and frozen vegetables. He has been a director of Associated Bank Lakeshore, National Association, an affiliate of Associated, since 1986. Age:
52.

SECURITY OWNERSHIP OF MANAGEMENT

Listed below is information as of February 28, 1998, concerning beneficial ownership of Common Stock of Associated for each director and Named Executive Officer, and by directors and executive officers as a group.

 TITLE OF CLASS NAME OF BENEFICIAL OWNER   AMOUNT OF BENEFICIAL OWNERSHIP PERCENT OF CLASS
 -------------- ------------------------   ------------------------------ ----------------
 Common          Harry B. Conlon                       233,325                   *
 Common          Robert Feitler (1)                     31,373                   *
 Common          Robert S. Gaiswinkler                 111,588                   *
 Common          Robert C. Gallagher                   203,006                   *
 Common          Ronald R. Harder                        1,936                   *
 Common          John S. Holbrook, Jr.                  10,896                   *
 Common          William R. Hutchinson                   3,221                   *
 Common          James F. Janz (1)                       7,197                   *
 Common          Robert P. Konopacky                    49,725                   *
 Common          George R. Leach                        51,785                   *
 Common          John C. Meng                            8,660                   *
 Common          Donald E. Peters (2)                  154,828                   *
 Common          J. Douglas Quick                       10,427                   *
 Common          John C. Seramur                       697,805                  1.38
 Common          John H. Sproule                        62,347                   *
 Common          Ralph R. Staven                       159,030                   *
 Common          Norman L. Wanta                        64,029                   *
 Common          Gordon J. Weber (2)                   101,186                   *
                 Directors and Executive
 Common          Officers (3)                        2,432,203                  4.80%

* Denotes percentage is less than 1%.
---------------------
(1) Retired from the Board of Directors on October 27, 1997.

(2) Named Executive Officer, non-director.

(3) Includes directors and executive officers as a group (31 individuals).

Share ownership includes shares issuable within 60 days upon exercise of stock options owned by certain officers.

All shares reported herein are owned with voting and investment power in those persons whose names are provided herein or by their spouses. Some shares may be owned in joint tenancy, by a spouse, or in the names of minor children.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board held four regular meetings and two special meetings during 1997. The directors attended 94% of the total number of meetings of the Board and its committees of which they were members. Average attendance at all Board and committee meetings was 96% during 1997.

The Audit Committee, composed of Messrs. Harder (Chairman), Hutchinson, and Janz, all of whom are outside directors, held four meetings during 1997. The Audit Committee reviews the adequacy of internal accounting controls, reviews with the independent auditors their plan and results of the audit engagement, reviews the scope and results of procedures for internal auditing, and reviews and approves the general nature of audit services by the independent auditors. The Audit Committee recommends to the Board the appointment of the independent auditors, subject to ratification by the shareholders at the Annual Meeting, to serve as Associated's auditors for the following year. Both the internal auditors and the independent auditors meet periodically with the Audit Committee and have free access to the Audit Committee at any time. The Audit Committee for 1998 is composed of Messrs. Harder (Chairman), Hutchinson, Konopacky, Leach, Staven, and Wanta.

The Administrative Committee, composed of Messrs. Feitler (Chairman), Holbrook, and Quick, all of whom are outside directors, held three meetings through October 29, 1997. Messrs. Quick (current Chairman), Gaiswinkler, Holbrook, and Sproule, all of whom are outside directors, held one meeting in December 1997. The Administrative Committee's functions include, among other duties directed by the Board, administering Associated's stock option plans (and granting options) and employee fringe benefit programs, reviewing and approving Associated's executive salary and bonus structure, selecting candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board, and considering qualification requisites for continued Board service. The Administrative Committee will also consider candidates recommended in writing by shareholders, if those candidates demonstrate a serious interest in serving as directors.

DIRECTOR COMPENSATION

Associated compensates each nonemployee director for services by payment of an annual retainer and meeting fee. For the year ended December 31, 1997, such annual retainer was $12,000 and a fee of $500 for each Board and/or committee meeting attended. Directors who are employees of Associated or its affiliates do not receive separate compensation for their services as directors. Former First Financial directors added to the Associated Board in October 1997 received a pro rata share of the annual retainer for two months' service to the Board.

CERTAIN TRANSACTIONS

Various officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions with, one or more of Associated's subsidiary banks in the ordinary course of each such bank's business during 1997. The percentage of consolidated shareholders' equity represented by loans made in such transactions was 8.95% at December 31, 1997. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments to loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Associated's subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

                            EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to Associated, First Financial Corporation, and their respective affiliates for the fiscal years ended December 31, 1997, 1996, and 1995, of those persons who were, at December 31, 1997, the Chief Executive Officer of Associated and the other four most highly compensated executive officers of Associated or its affiliates (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                            ANNUAL       COMPENSATION
                                       COMPENSATION (1)     AWARDS
                                      ------------------ ------------
                                                          SECURITIES
                                                          UNDERLYING   ALL OTHER
                                       SALARY            OPTIONS/SARS COMPENSATION
NAME AND PRINCIPAL POSITION (2)  YEAR   ($)    BONUS ($)   (#) (3)      ($) (4)
-------------------------------  ----  ------  --------- ------------ ------------
Harry B. Conlon                  1997 $407,692 $225,000     15,000      $ 73,351(5)
Chairman, President &            1996 $375,000 $135,000     15,000      $ 65,366
CEO, Associated                  1995 $355,000 $130,000     15,000      $ 57,349
John C. Seramur                  1997 $745,000 $335,250          0      $197,350(6)
Vice Chairman, Associated;       1996 $720,000 $288,000          0      $257,177
President & CEO, FFB             1995 $680,000 $272,000          0      $242,544
Robert C. Gallagher              1997 $325,385 $160,000     12,000      $ 52,634(7)
Vice Chairman, Associated;       1996 $300,000 $128,000     12,000      $ 51,204
Chairman & CEO, ABGB             1995 $287,000 $125,000     12,000      $ 48,944
Donald E. Peters                 1997 $273,500 $ 68,376          0      $ 57,944(8)
Director of Systems and          1996 $261,500 $ 62,999          0      $ 58,165
Operations, Associated           1995 $250,000 $ 60,000          0      $ 51,615
Gordon J. Weber                  1997 $234,423 $ 88,000      8,400      $ 26,351(9)
CEO Associated Southern          1996 $230,000 $ 49,500      9,000      $ 24,363
Region                           1995 $209,807 $ 52,500      9,000      $ 25,616

---------------------

(1) Includes amounts earned and payable during the fiscal year whether or not receipt of such amounts were deferred at the election of the Named Executive Officer. All Named Executive Officers are eligible to participate in the Associated Deferred Compensation Plan. During 1997, Messrs. Conlon and Gallagher participated in such plan. See "Agreements and Reports."

(2) Included in the table are certain executive officers of affiliates of Associated who perform policymaking functions for Associated. Associated Bank Green Bay, National Association ("ABGB"), is Associated's largest subsidiary bank, headquartered in Green Bay, Wisconsin. Associated's Southern Region consists of six state and national banks which are Wisconsin subsidiaries of Associated headquartered in Lodi, Madison, Milwaukee, Portage, Reedsburg, and West Allis. First Financial Bank ("FFB") is a thrift headquartered in Stevens Point, Wisconsin, with 125 offices located throughout Wisconsin and northern Illinois.

(3) Option grants reflect a 25% stock split effected in the form of a stock dividend in 1995 and a 20% stock split effected in the form of a stock dividend in 1997.

(4) Contributions to the Associated Banc-Corp Profit Sharing & Retirement Savings Plan (including the 401(k) Plan) (the "Retirement Plan") were made to the accounts of the Named Executive Officers. Contributions to the Associated Supplemental Executive Retirement Plan (the "SERP"), which provides retirement benefits to executives selected by the Administrative Committee without regard to the limitations set forth in Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), were made to the accounts of the Named Executive Officers. Contributions calculated as 10% of the amount of stock purchased made to Associated's Employee Stock Purchase Plan were made to the accounts of the Named Executive Officers. Life insurance premiums were paid by Associated for Named Executive Officers.

(5) Includes Retirement Plan contribution of $15,680, SERP contribution of $46,717, Employee Stock Purchase Plan contribution of $600, and life insurance premiums of $10,354.

(6) Includes Retirement Plan contribution of $24,029, SERP contribution of $172,455, and life insurance premiums of $866.

(7) Includes Retirement Plan contribution of $15,680, SERP contribution of $28,810, and life insurance premiums of $8,144.

(8) Includes Retirement Plan contribution of $24,029, SERP contribution of $33,049, and life insurance premiums of $866.

(9) Includes Retirement Plan contribution of $12,480, SERP contribution of $12,431, and life insurance premiums of $1,440.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                   POTENTIAL REALIZABLE VALUE
                                                                     AT ASSUMED ANNUAL RATES
                                                                   OF STOCK PRICE APPRECIATION
                        INDIVIDUAL GRANTS                                FOR OPTION TERM
------------------------------------------------------------------ ----------------------------
                  NUMBER OF    % OF TOTAL
                  SECURITIES  OPTIONS/SARS
                 UNDERLYING    GRANTED TO  EXERCISE OR
                 OPTIONS/SARS EMPLOYEES IN BASE PRICE  EXPIRATION
     NAME        GRANTED (#)  FISCAL YEAR    ($/SH)       DATE        5% ($)        10% ($)
---------------  ------------ ------------ ----------- ----------- ------------- --------------
H. B. Conlon        15,000        5.92%     $35.2083     1-29-07   $  332,134.66 $  841,694.44
J. C. Seramur           --          --            --          --              --            --
R. C. Gallagher     12,000        4.74%     $35.2083     1-29-07   $  265,707.73 $  673,355.55
D. E. Peters            --          --            --          --              --            --
G. J. Weber          8,400        3.32%     $35.2083     1-29-07   $  185,995.41 $  471,348.88

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                  VALUES (1)

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                    OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/SARS
                     SHARES                          FY-END (#)(2)            AT FY-END ($)(3)
                  ACQUIRED ON      VALUE       ------------------------- ---------------------------
      NAME        EXERCISE (#) REALIZED ($)(4) EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------  ------------ --------------- ----------- ------------- ------------- -------------
H. B. Conlon             --               --     63,150       29,850     $2,049,047.89  $693,512.51
J. C. Seramur(5)     34,000      $428,450.00      4,207           --        190,390.73           --
R. C. Gallagher      16,800       439,995.60     50,219       23,881      1,680,424.45   554,840.96
D. E. Peters(5)      31,950       908,474.38     60,663           --      2,867,021.40           --
G. J. Weber              --               --     51,089       17,311      1,855,048.74   404,188.44

---------------------
(1) The exercise price for each grant was 100% of the fair market value of the shares on the date of grant. All granted options are exercisable within ten years from the date of grant. Within this period, each option is exercisable from time to time in whole or in part.

(2) Pursuant to the current provisions of the Restated Long-Term Incentive Stock Plan (the "Stock Plan"), all Options and other awards under the Stock Plan shall immediately vest and become exercisable upon the occurrence of a Change in Control of Associated. Such vesting of Options shall result in all Options and corresponding SARs becoming immediately exercisable and all Performance Shares and other awards being immediately payable. The definition of Change of Control is substantially the same as under the Associated Change of Control Plan. See "Agreements and Reports."

(3) Total value of unexercised options based on the market price of Associated stock as reported on The Nasdaq Stock Market on December 31, 1997, of $55.125 per share.

(4) Market price at date of exercise of options, less option exercise price, times number of shares, equals value realized.

(5) Executives had previously been granted options to purchase shares of common stock of First Financial which were converted into options to purchase shares of the Common Stock in connection with the Merger.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The following table sets forth, with respect to the Associated Retirement Account Plan (the "Account Plan") and the SERP for Named Executive Officers, the credited years of service to date and at age 65:

                            CREDITED YEARS OF CREDITED YEARS OF
                             SERVICE TO DATE  SERVICE AT AGE 65
                            ----------------- -----------------
           H. B. Conlon             33                35
           J. C. Seramur            31                41
           R. C. Gallagher          17                22
           D. E. Peters             16                33
           G. J. Weber              26                41

The following table sets forth, with respect to the Account Plan and the SERP, the estimated annual retirement benefit payable at age 65 as a straight-life annuity, based on specified earnings and service levels and a benefit indexing rate of 5%:

 AVERAGE TOTAL        ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN (2)
     ANNUAL        ------------------------------------------------------------
COMPENSATION (1)     20        25        30        35        40         45
----------------   -------   -------   -------   -------   -------   ---------
     250,000        49,600    71,600    99,650   135,475   181,200     239,550
     300,000        59,520    85,920   119,580   162,570   217,440     287,460
     350,000        69,440   100,240   139,510   189,665   253,680     335,370
     400,000        79,360   114,560   159,440   216,760   289,920     383,280
     450,000        89,280   128,880   179,370   243,855   326,160     431,190
     500,000        99,200   143,200   199,300   270,950   362,400     479,100
     550,000       109,120   157,520   219,230   298,045   398,640     527,010
     600,000       119,040   171,840   239,160   325,140   434,880     574,920
     650,000       128,960   186,160   259,090   352,235   471,120     622,830
     700,000       138,880   200,480   279,020   379,330   507,360     670,740
     750,000       148,800   214,800   298,950   406,425   543,600     718,650
     800,000       158,720   229,120   318,880   433,520   579,840     766,560
     850,000       168,640   243,440   338,810   460,615   616,080     814,470
     900,000       178,560   257,760   358,740   487,710   652,320     862,380
     950,000       188,480   272,080   378,670   514,805   688,560     910,290
   1,000,000       198,400   286,400   398,600   541,900   724,800     958,200
   1,250,000       248,000   358,000   498,250   677,375   906,000   1,197,750

---------------------
(1)Reflects amounts disclosed as salary and bonus for each of the Named Executive Officers.

(2) The retirement benefits shown above are not subject to any deductions for social security or other offsetting amounts, and the annual retirement benefits are subject to certain maximum limitations under the Code (such limitation was $125,000 for 1997).

                    REPORT OF THE ADMINISTRATIVE COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

THE COMMITTEE. The Administrative Committee of the Board of Directors (the "Committee") supervises Associated's executive compensation policies and programs. Prior to the Merger Date, compensation decisions for executive officers of Associated who were previously employed by First Financial Bank were made by First Financial Bank's Compensation Committee, consistent with their stated objectives and policies. On and after the Merger Date, compensation decisions with respect to such individuals have been approved by the Committee. It establishes the base salary and incentive compensation of the chief executive officer and approves base salaries and bonuses of 17 other executive officers. The Committee must have three or more members, and no member may be an employee of Associated or any affiliate. The Committee currently has four members.

COMPENSATION POLICY. Associated's policy is to have base salaries for executive officers that generally are near the median level for employees having comparable responsibility for financial institutions of comparable size. Annual bonuses are closely related to corporate-wide and business unit financial performance goals and individual goals, which, if achieved, will be reflected in superior operating results. The financial goals emphasize earnings per share, return on equity, return on assets, loan quality, and expense control. Specific goals are set on an individual basis for each executive officer to reflect differences in responsibilities and other relevant factors. When superior operating results are attained, Associated's policy permits total compensation to exceed median levels for institutions of comparable size but does not permit total compensation to exceed median levels for such institutions having comparable performance in terms of return on assets and return on equity. Long-term incentives are provided through stock-based awards which directly relate a portion of the executive officers' long-term remuneration to stock price appreciation realized by Associated's shareholders.

The goal of this compensation policy is to be modest but effective, providing competitive remuneration to attract and retain high quality executives and appropriate incentives for those employees to enhance shareholder value while avoiding arrangements that could result in expense that is not justified by performance. As long as this basic goal is being achieved, the Committee relies to a great extent on the subjective judgment of the chief executive officer in establishing salary, bonus, and long-term incentive compensation.

INDEPENDENT CONSULTANT. To assist it in supervising the compensation policy, the Committee relies upon an independent outside consultant who provides data at least once every two years regarding compensation practices of financial institutions. The independent outside consultant prepared and presented a report to the Committee at its December 1997 meeting. Competitive compensation levels considered by the Committee are based upon the results of several compensation surveys and the analysis of the consultant as to appropriate adjustments to make meaningful comparisons to the compensation of Associated's executive officers. The surveys used by the consultant cover a larger number and greater variety of institutions than are included in the Nasdaq Bank Index referred to under the heading "Shareholder Return Performance Presentation --
 Stock Price Performance Graph." Adjustments made by the consultant to the survey data account for differences in corporate size, business lines, and geographic markets.

BASE SALARIES. Salaries paid to executive officers (other than the chief executive officer) are based upon the chief executive officer's subjective assessment of the nature of the position and the contribution and experience of the executive officer. In 1997, base salaries for executive officers as a group were near the median of competitive levels identified by the consultant. The chief executive officer reviews all salary recommendations with the Committee. The Committee is responsible for approving or disapproving those recommendations based upon Associated's compensation policy.

ANNUAL BONUSES. Annual bonuses are awarded to executive officers at the discretion of the Committee at the end of each year. The amount of bonus, if any, for each executive officer (other than the chief executive officer) is recommended to the Committee by the chief executive officer based upon an evaluation by the chief executive officer of the achievement of the corporate-wide, business unit, and personal performance goals established for each officer by the chief executive officer at the beginning of the year and, where appropriate, modified during the year to reflect changed conditions. Corporate performance goals and business unit goals such as earnings growth, return on assets, and return on equity are considered. In 1997, the Committee did not disapprove of any bonuses recommended to it by the chief executive officer because the foregoing goals, including earnings growth, were met. Earnings growth is a required threshold for bonuses.

CHIEF EXECUTIVE OFFICER SALARY AND BONUS. The 1997 base salary for the chief executive officer was established at a level that the Committee believed would approximate a median level based upon the analysis of competitive data by the Committee's consultant. The chief executive officer's bonus for 1997 was established based upon the Committee's overall evaluation of the chief executive officer's performance, including the achievement of corporate financial performance goals, individual goals that were established during the year, and achievements relating to the First Financial transaction. The financial goals required increased earnings per share and also included achievement of designated levels of return on assets, return on equity, and loan quality statistics. An earnings per share threshold was established early in the year. This threshold was required to have been met in order for the chief executive officer to have received a bonus. Achievement of other corporate performance goals was considered in general, and no formula giving designated weights to particular goals was used. The chief executive officer's salary and bonus for 1997 reflected the fact that the earnings per share threshold and all other goals were achieved and further reflect achievements related to the First Financial transaction. Based upon its consultant's advice, the Committee believes that the total of 1997 salary and bonus for the chief executive officer was consistent with Associated's policy.

STOCK OPTIONS. The Committee administers and grants options under the Stock Plan. Options have been granted at irregular intervals in the past. During 1997, options for 253,169 shares were granted to 87 employees. These options had 10-year terms, vest in stages over the first three years, and had exercise prices equal to 100% of market value on the date of grant. The value of the shares covered by these options (based upon the option price) ranged from about 125% of annual salary to 25% of annual salary. Option recipients and amounts (for employees other than the chief executive officer) are recommended to the Committee by the chief executive officer based upon his judgment of position and performance of each recipient and the ability of that recipient to effect overall corporate performance. The Committee's award of options to the chief executive officer was based upon guidelines presented by the consultant which resulted in a total compensation package in the median of competitive levels identified by the consultant. The options awarded were determined to be comparable with awards for chief executive officers with similar salary and bonus.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code, enacted in 1993, generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee's policy with respect to Section 162(m) of the Code is to qualify such compensation for deductibility where practicable. Options granted under the Stock Plan have been structured to qualify as performance-based compensation and, accordingly, the compensation realized upon the exercise of such options will be fully deductible by Associated. The Committee does not anticipate that the compensation from Associated to any executive officer, other than John Seramur, during fiscal year ending December 31, 1998, will exceed the limits on deductibility.

                           ADMINISTRATIVE COMMITTEE
            Robert S. Gaiswinkler, Member     John S. Holbrook, Jr., Secretary
            J. Douglas Quick, Chairman        John H. Sproule, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John S. Holbrook, Jr. is a partner in the Madison, Wisconsin, office of the Quarles & Brady law firm. Quarles & Brady has performed legal services for Associated and some of its subsidiaries and is expected to continue to provide legal services during the current fiscal year. A corporation of which Mr. Quick is an executive officer had loans with subsidiary banks of Associated. See "Election of Directors - Certain Transactions." There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Associated officer or employee is a member of the Committee.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on Associated's Common Stock with the cumulative total return of the Nasdaq Bank Index and the S&P 500 Index for the period of five fiscal years commencing on December 31, 1992, and ending December 31, 1997. The Nasdaq Bank Index is prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago. The graph assumes that the value of the investment in Associated stock and for each index was $100 on December 31, 1992.

                                     LOGO

                        12/31/92      12/31/93       12/31/94    12/31/95   12/31/96    12/31/97
ASSOCIATED              100.00        120.80         128.02      188.92     201.38      319.77
Nasdaq Bank             100.00        114.04         113.63      169.22     223.41      377.44
S&P 500                 100.00        110.04         111.39      153.27     188.43      251.27

Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AGREEMENTS AND REPORTS

DEFERRED COMPENSATION AGREEMENTS. Associated adopted a nonqualified deferred compensation plan in December 1994 (the "Deferred Compensation Plan") to permit certain senior officers to defer current compensation to accumulate additional funds for retirement. The CEO and 22 senior officers are currently eligible to participate under the Deferred Compensation Plan including each of the Named Executive Officers. Currently, Messrs. Conlon, Gallagher, and Peters are the only Named Executive Officers who participate. Pursuant to the Deferred Compensation Plan, each executive may each year elect to defer a portion of his base salary and/or annual incentive compensation. The executive may choose to receive payment of deferred amounts in five equal annual installments, ten equal annual installments, or a lump sum payment at his anticipated retirement date. In addition, under certain limited circumstances, the executive may receive distributions during employment. If the executive's services are terminated voluntarily or involuntarily, he retains all rights to the undistributed amounts credited to his account. All funds deferred have been placed in a trust with an independent third party trustee. Investment results on funds in the trust will vary depending on investments selected and managed by the trustee.

CHANGE OF CONTROL PLAN. Effective April 1994, Associated adopted a nonqualified plan to provide severance benefits to the Chief Executive Officer ("CEO") and senior officers in the event of a Change of Control of Associated (defined below) and termination of their employment (the "Plan"). The CEO and 21 senior officers are currently designated to participate under the Plan. Prior to Change of Control, from time to time, the CEO is authorized to designate participating senior officers. Messrs. Conlon, Gallagher, and Weber are the only Named Executive Officers who participate.

If within three years following a Change of Control (or in anticipation of and preceding a Change of Control) a termination of employment occurs either involuntarily or for good reason, an employee eligible pursuant to the Plan may at the discretion of Associated receive either a lump sum payment or installment payments reflected in the Plan schedule in effect at the date of such termination. Such payment may also include legal fees and expenses related to termination of employment or dispute of benefits payable under the Plan. Good reason includes change in the employee's duties and responsibilities which are inconsistent with those prior to the Change of Control, reduction in salary, or discontinuation of any bonus plan or certain other compensation plans, transfer to an employment location greater than fifty miles from the employee's present office location, or certain other breaches. Benefits are not paid in the event of retirement, death or disability, or termination for Cause which generally includes willful failure to substantially perform duties or certain willful misconduct. Participants are required to attempt to obtain other employment following termination, and amounts to be received under the Plan are reduced by subsequent earnings. The Plan schedule currently in effect provides for total benefits payable in lump sum to consist of two years' base salary, two years' incentive compensation, and certain health and welfare benefits for two years. If installment payments are elected by Associated, the payment shall be two years' base salary paid over a two-year period. The Plan, including the Plan schedule, may be amended from time to time by Associated.

A "Change in Control" under the Plan shall occur if an offer is accepted, in writing, with respect to any of the following: (a) a change of ownership of 25% or more of the outstanding voting securities of Associated; (b) Associated is merged or consolidated with another corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the shareholders of Associated who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation; (c) Associated sells at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Section 1563 of the Code, of which Associated is a member; or (d) a person, within the meaning of
Section 3(a)(9) or 13(d)(3) of the Exchange Act, acquires 25% or more of the outstanding voting securities (whether directly, indirectly, beneficially, or of record).

SECTION 16(A), BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Under Section 16(a) of the Exchange Act, Associated's directors and executive officers, as well as certain persons holding more than 10% of Associated's stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission, Nasdaq, and Associated (such requirements hereinafter referred to as "Section 16(a) filing requirements"). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Associated's knowledge, and based solely upon a review of the copies of such reports furnished to Associated, and upon written representations that no other reports were required, with respect to the fiscal year ended December 31, 1997, Associated's officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, other than with respect to Mr. Konopacky for whom one transaction was inadvertently reported late.

EMPLOYMENT AND SEVERANCE AGREEMENTS. Messrs. Seramur and Peters are party to agreements which were modified and assumed by Associated in connection with the Merger. The agreements originally provided for the payment of severance if the executive's employment was terminated by Associated other than for cause or by the executive for good reason (as such terms are defined in the Agreement and Plan of Merger among Associated, Badger Merger Corp., and First Financial dated as of May 14,
1997). The modified agreements provide that Associated will make such payments to Messrs. Seramur and Peters the earlier of 15 days prior to resignation with good reason or termination without cause or 2 years after October 29, 1997, or upon death or disability.

These payments, which are limited to the maximum amount that can be paid without adverse tax consequences under Section 280G of the Internal Revenue Code of 1986, as amended, will be equal to three times, in the case of Mr. Seramur, and two times, in the case of Mr. Peters, the average annual compensation that was paid by First Financial and subsidiaries and includable in their gross income for federal tax purposes for the calendar year 1992 through 1996. The cash payments to each of Messrs. Seramur and Peters will be approximately $2.9 million and $519,000, respectively. Such executives also will be eligible for paid health care coverage for 24 months following termination (in addition to the right to pay for coverage for 12 months thereafter), and continuation of fringe benefits. Also, under the terms of First Financial's Supplemental Executive Retirement Plan, Mr. Seramur will receive an annual annuity for ten years certain or life of approximately $157,000, and Mr. Peters will receive an annual annuity for ten years of approximately $20,000.

Four other officers of Associated who were previously officers of First Financial are party to agreements which are substantially similar to the agreement with Mr. Peters. Such executives will receive no later than October 29, 1999, cash payments equal to approximately $1,204,000 in the aggregate and annual annuities for ten years ranging from approximately $14,000 to $49,000 (assuming that their employment is not terminated by Associated for cause or by the executive without good reason).

                                  PROPOSAL 2

                     APPROVAL OF THE ASSOCIATED BANC-CORP
              AMENDED AND RESTATED LONG-TERM INCENTIVE STOCK PLAN

The Board believes that in order to associate more closely the interest of certain key employees with those of Associated's shareholders, it is important to encourage stock ownership and thereby provide long-term incentives and rewards to those key employees of Associated and its affiliates who are in a position to contribute to its long-term success and growth. The Board believes that the Stock Plan assists it in retaining and attracting key employees with requisite experience and ability. The Board also believes that the authority to grant additional Options or other stock-based awards will enhance Associated's flexible incentive-based compensation to attract and retain employees of experience and ability. The Stock Plan is not a "qualified plan" under the Code, nor is it subject to ERISA. The following summary is qualified by reference to the full text of the Amended and Restated Long-Term Incentive Stock Plan (the "Amended Stock Plan"), which is set forth as Exhibit A to this Proxy Statement.

SUMMARY OF THE AMENDED STOCK PLAN. On January 28, 1998, the Board adopted, upon the recommendation of the Committee, subject to shareholder approval, an amendment and restatement of Associated's Stock Plan to increase the number of shares available for issuance thereunder by an additional 1,500,000 shares, to extend the term of the Amended Stock Plan through the tenth anniversary of the date of shareholder approval thereof, and to make certain other amendments that reflect recent changes in Section 16 of the Exchange Act and other amendments that are described below. Associated will register the shares of Common Stock issuable under the Stock Plan under the federal and applicable state securities laws.

In the opinion of the Board, Associated and its shareholders have benefited substantially from Associated's stock-based compensation plans. These plans have secured the benefits of the incentive resulting from the increase in shareholder value by employees of Associated who are largely responsible for its growth and success. It is thus the opinion of the Board, upon recommendation of the Committee, that the number of shares authorized under the Amended Stock Plan be increased by 1,500,000 shares, subject to adjustment for stock splits and stock dividends. The Stock Plan was adopted by the Board and approved by the shareholders in 1987. Initially, 600,000 shares of Associated's Common Stock were authorized for issuance upon the exercise of options held by plan Participants. The Board of Directors on January 26, 1994, agreed to increase the number of shares available for issuance under the Stock Plan by an additional 600,000 shares, and the shareholders approved the increase on April 25, 1994. The Board of Directors on January 22, 1997, agreed to increase the number of shares available for issuance under the Stock Plan by an additional 600,000 shares, and the shareholders approved the increase on April 23, 1997. As a result of stock dividends declared and paid by Associated, as well as adjustments made for restricted shares and the lapse of performance shares, the total authorized shares under the Stock Plan was 2,559,884 shares. As of December 31, 1997, a total of 1,575,349 grants for shares of Common Stock had been issued under the Stock Plan. The total authorized shares have been adjusted for the cancellation of grants for shares, resulting in 865,278 shares remaining available to be issued.

AWARDS GRANTED. Awards under the Amended Stock Plan are determined by the Committee in its discretion. For this reason, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. During the period from January 1, 1997, to December 31, 1997, the grants of options shown on the table below were made:

          NAME AND PRINCIPAL POSITION             NUMBER OF OPTIONS
          ---------------------------             -----------------
H. B. Conlon                                           15,000
 Chairman, President & CEO, Associated
J. C. Seramur                                            None
 Vice Chairman, Associated; President & CEO, FFB
R. C. Gallagher                                        12,000
 Vice Chairman, Associated; Chairman & CEO, ABGB
D. E. Peters                                             None
 Director of Systems and Operations, Associated
G. J. Weber                                             8,400
 CEO, Associated Southern Region
Executive Group                                        61,200
Non-Executive Director Group                             None
Non-Executive Officer Employee Group                   63,600

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, at the meeting is required to approve the Amended Stock Plan. No grants of Awards have been made subject to shareholder approval of the Amended Stock Plan.

THE BOARD RECOMMENDS THAT SHAREHOLDERS OF ASSOCIATED VOTE FOR APPROVAL OF THE AMENDED STOCK PLAN.

ADMINISTRATION. The Amended Stock Plan is administered by the Committee; provided, that grants made to a member of the Committee are required to be made by the Board. The Committee must always be composed of not less than three directors. All aspects of the administration of the Amended Stock Plan and the granting of any awards thereunder are within the sole and exclusive direction of the Committee. The members of the Committee presently constitute both "non-employee directors" and "outside directors" for purposes of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code, respectively.

ELIGIBILITY. The Committee, in its sole discretion, shall determine those key employees of Associated and its affiliates who shall become eligible for participation under the Amended Stock Plan (the "Participants"). Directors of Associated, including members of the Committee (although no such grants are presently contemplated), are eligible for participation in the Amended Stock Plan.

AWARDS. The Amended Stock Plan provides for the granting of awards consisting of (a) incentive stock options ("ISOs") and nonqualified stock options (collectively, "Options"), with or without stock appreciation rights ("SARs");
(b) restricted stock awards ("Stock Awards"), with or without performance share awards ("Share Awards"); (c) Performance Units; and (d) Other Stock-Based Awards (collectively, "Awards"); provided, that ISOs may only be granted to employees. No consideration shall be payable to Associated by a Participant with respect to any Award. The Committee shall have the full authority and sole discretion to (a) determine which Participants shall receive awards; (b) determine the size, form, terms, and conditions of all Awards; (c) adopt any rules or regulations necessary for the administration of the Amended Stock Plan; and (d) alter any of the foregoing.

In order to comply with Section 162(m) of the Code, the following limitations apply to grants of Options or SARs under the Amended Stock Plan: (i) no Participant will be granted Options or SARs under the Amended Stock Plan to receive more than 50,000 shares of Common Stock in any fiscal year, provided that Associated may make an additional one-time grant of up to 20,000 shares to newly hired employees; and (ii) no Participant will be granted Options or SARs under the Amended Stock Plan to purchase more than 500,000 shares over the term of the Amended Stock Plan, provided that, if the number of shares available for issuance under the Amended Stock Plan is increased, the maximum number of Options or

SARs that any Participant may be granted also automatically will increase by a proportionate amount equal of shares for each additional fiscal year in which shares are allocated for issuance under the Amended Stock Plan.

STOCK OPTIONS. An Option shall consist of the right to acquire shares during the exercise period specified therein. The exercise price of each Option shall be the closing price of the shares as reported on The Nasdaq Stock Market in the Wall Street Journal for the date of grant. Options may not be exercised until vested; Options may vest on a specific date (as to all shares subject to an Option) or dates (as to specified portions of the shares subject to an Option), in the discretion of the Committee. The vesting of any Option may be conditioned upon such terms, based upon continued employment of the Participant by Associated, or other factors as the Committee shall determine when the Option is granted. However, no Option may vest earlier than one year after grant and all Options shall vest immediately upon a change in control of Associated, as described below (a "Change in Control"). Options shall be exercisable immediately upon vesting and shall specify the period following vesting during which they may be exercised. In no event may the exercise period for any Option extend beyond ten years following grant.

Any Option or portion thereof that has not vested shall immediately terminate upon the cessation of the holder's employment with Associated, except in the case of a Change in Control and where employment terminates by reason of the Participant's death, permanent disability, or retirement, in which instance the Committee shall have discretion to cause such Option to continue to become exercisable on the date or dates specified in the grant as if such termination of employment had not occurred. Unless the Committee determines otherwise, Options or portions thereof that have vested but that have not been exercised at the date that the holder's employment with Associated ceases shall terminate according to the following terms: (a) if the cessation of employment is for any reason other than death, permanent disability, or retirement, the unexercised Option shall terminate immediately, or (b) if the cessation of employment is by reason of death, permanent disability, or retirement, the unexercised Option shall terminate on the earlier of one year or the expiration date of the Option.

All Options shall be evidenced at the time of grant by written agreements setting forth all of the terms and conditions of such Options. At the discretion of the Committee, the Agreement may include certain restrictive covenants and penalties for the breach thereof. The exercise price of any Option must be paid in full upon exercise and may be paid either in cash or by the delivery of shares of Associated Common Stock held for a period of at least six months (valued at their fair market value on the date of exercise), or any combination thereof.

In the case of an ISO granted to a Participant who at the time of the grant owns (directly or indirectly and including shares purchasable under such ISO) stock of Associated possessing more than 10% of the total combined voting power of all classes of stock of Associated, the exercise price shall be at least 110% of the fair market value at the time the ISO is granted; provided further, that the Option price shall in no event be less than the par value of the shares subject to such ISO.

Associated may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

STOCK APPRECIATION RIGHTS. The Committee may grant SARs as a part of any Option. A SAR is the right to receive the excess of the fair market value of shares subject to the corresponding Option on the date of exercise of such SAR over the exercise price of such Option (the "Economic Value" of such SAR), in lieu of the exercise of such Option. SARs may be granted at the time that the corresponding Option is granted or at a later date, in the discretion of the Committee. SARs shall be exercisable and shall expire at the same time(s) as the corresponding Option.

To exercise a SAR for all or a portion of the shares covered thereby, the holder must tender the corresponding Option to Associated. In exchange therefor, he or she shall receive cash or shares (valued at their fair market value on the date of exercise) or a combination thereof equal to the Economic Value of such SAR. The holder of a SAR shall not be required to tender any funds in payment of the exercise price of the corresponding Option at the time of the exercise of such SAR.

SARs shall be evidenced at the time of grant by written agreements containing the terms and conditions of such SARs. The exercise of a SAR shall be treated as an exercise of the corresponding Option for the same number of shares for the purpose of computing the number of shares subject to such Option thereafter.

RESTRICTED STOCK AWARDS. A Stock Award shall consist of the grant, subject to certain restrictions, of shares ("Restricted Stock") to a Participant. Restricted Stock may not be sold, transferred, or otherwise disposed of, pledged, or otherwise encumbered. Such restrictions shall lapse at the time(s) and on the terms determined by the Committee at the date of grant; thereafter, the shares that were the subject of such Stock Award shall cease to be Restricted Stock and the owner thereof shall be entitled to sell or pledge such shares or otherwise deal with them in the same manner and to the same extent as any holder of the shares, without restrictions imposed pursuant to the Plan. A Participant shall be entitled to receive dividends on and cast votes with respect to all shares of Restricted Stock held by him or her.

If a Participant ceases to be employed by Associated for any reason, whether voluntary or involuntary, except by reason of death, retirement, or permanent disability, or in connection with a Change in Control of Associated, he or she shall transfer all shares of Restricted Stock owned by him or her to Associated within 30 days. The restrictions on Restricted Stock shall lapse immediately upon the death or permanent disability of the holder or a Change in Control of Associated. The restrictions on Restricted Stock held by a Participant upon his or her retirement shall lapse with respect to a specified portion only (the "Vested Portion") of such Restricted Stock. The Vested Portion shall consist of the number of shares of Restricted Stock held by such Participant at retirement multiplied by a fraction, the numerator of which is the number of months from the grant of such Stock Award to the date of such Participant's retirement, and the denominator of which is the number of months from the grant of such Stock Award to the date of lapse of the restrictions on such Restricted Stock according to the terms of such Stock Award. All Restricted Stock that is not a part of the Vested Portion shall, within 30 days after the retirement of the Participant holding such shares, be returned to Associated.

All Restricted Stock shall be held in escrow by Associated until the lapse of the restrictions with respect to such shares or the return of such shares of Associated.

PERFORMANCE SHARE AWARDS. Performance Shares may be granted, in the discretion of the Committee, as a part of any Stock Award. Performance Shares shall be granted, if at all, at the same time as the corresponding Stock Award. A Performance Share shall consist of the obligation of Associated to pay to the recipient, on the date on which the restrictions on the corresponding share of Restricted Stock lapse, an amount calculated based upon the highest marginal federal and applicable state income tax rates in effect multiplied by the fair market value of a share on such date. Performance Shares may be paid in cash or shares (valued at their fair market value on the payment date) or any combination thereof in the discretion of the Committee.

PERFORMANCE UNITS. Performance Units may be awarded with or without other Awards and shall represent the right to receive a fixed dollar amount payable in cash or Common Stock or any combination thereof in the discretion of the Committee. The Committee shall determine the Participants to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period during which, and the condition under which a Participant's right to Performance Units will be vested, and the ability of Participants to defer the receipt of payment of such Performance Units.

The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals of a Participant or Associated or such other factors or criteria as the Committee shall determine.

OTHER STOCK-BASED AWARDS. Other awards of Common Stock and cash awards that are valued in whole or in part by reference to, or are payable in or otherwise based on Common Stock ("Other Stock-Based Awards") including, without limitation, Awards valued by reference to performance concepts, may be granted either alone or in addition to or in tandem with Options, SARs, Stock Awards, Performance Shares, or Performance Units.

CHANGE IN CONTROL. All Options shall immediately vest and become exercisable, all restrictions on Restricted Stock shall immediately lapse, and all Performance Units shall immediately be payable upon the occurrence of a Change in Control of Associated. Such vesting of Options and lapse of restrictions on Restricted Stock shall result in all Options and corresponding SARs becoming immediately exercisable and all Performance Shares being immediately payable.

A Change in Control of Associated shall occur if:

(a) 25% or more of the outstanding voting securities of Associated changes ownership as a result of a tender offer;

(b) Associated is merged or consolidated with another corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the shareholders of Associated who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation;

(c) Associated sells at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Section 1563 of the Code, of which Associated is a member; or

(d) A person, within the meaning of sections 3(a)(9) or 13(d)(3) of the Exchange Act, acquires 25% or more of the outstanding voting securities whether directly, indirectly, beneficially, or of record.

For purposes of the Amended Stock Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (relating to options) of the Exchange Act.

MISCELLANEOUS. No Participant, whether or not he or she has been awarded any Options, SARs, Stock Awards, Performance Share Awards, or Performance Units, shall thereby obtain any continuing right to employment by Associated. Awards shall be assignable or transferable at the discretion of the Committee or by will or by the laws of descent and distribution. All Awards shall be adjusted as necessary to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure of Associated.

The Amended Stock Plan modified the amendment provision to provide that the Board may amend the Amended Stock Plan without the approval of the shareholders of Associated in any respect, except to the extent required by law or the rules of The Nasdaq Stock Market or any other exchange or market on which any of Associated's securities are traded. No amendment to the Amended Stock Plan may impair any outstanding Awards.

FEDERAL INCOME TAX CONSEQUENCES. The grant of a nonqualified stock option is not a taxable event. Upon the exercise of a nonqualified stock option, a recipient will generally be required to recognize, as compensation income, the excess of the fair market value of the shares subject to such nonqualified option on the date of exercise over the exercise price of the nonqualified stock option.

With regard to ISOs, no income will be recognized by a recipient upon transfer to him or her of shares pursuant to the exercise of an ISO, provided that the recipient does not dispose of the shares received before he or she has held such shares for at least one year and at least two years have passed since such recipient was granted the option. Assuming compliance with this and other applicable tax provisions, a recipient will realize long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the option price and the amount received for the shares at the time of disposition. If the recipient disposes of shares acquired by exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as compensation income in the year of disposition to the extent that the lesser of: (a) fair market value on the date the option was exercised; or (b) the amount realized upon such disposition, exceeds the option price. Any amount realized in excess of fair market value on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the option price, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

The receipt of a SAR is not a taxable event; the SAR is taxable only upon exercise. Upon the exercise of a SAR, a recipient will generally be required to recognize, as compensation income, any cash received.

The receipt of Stock Awards is not taxed until the date upon which the forfeiture and nontransferability restrictions on such shares lapse. On that date, the excess of the fair market value of such shares over the amount the recipient paid for the shares (usually zero) would be recognized as compensation income. In addition, any cash received pursuant to Stock Awards would be recognized as compensation income on the date received. A recipient's holding period for any shares received pursuant to a Stock Award begins only after the restrictions on such shares lapse.

Associated will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient is considered to have realized compensation income in connection with the exercise of a nonqualified option, SAR, or other Award, subject to Section 162(m) of the Code. No deduction will be allowed to Associated for federal income tax purposes at the time of the grant or exercise of an ISO. At the time of a disqualifying disposition of an ISO by a recipient, Associated will be entitled to a deduction for the amount taxable to the recipient as compensation income.

The discussion above is based upon present federal income tax laws, and thus is subject to change when such laws change.

                                  PROPOSAL 3

                         RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board, and the Board has approved, the selection of the independent public accounting firm of KPMG Peat Marwick LLP to audit Associated's consolidated financial statements for the 1998 fiscal year. KPMG Peat Marwick LLP audited Associated's consolidated financial statements for the year ended December 31, 1997. It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

If the foregoing recommendation is rejected, or if KPMG Peat Marwick LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Board will appoint other independent accountants whose appointment for any period subsequent to the 1998 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.

THE BOARDS RECOMMENDS THAT YOU VOTE FOR THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of this date, Associated is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

By Order of the Board of Directors,

LOGO
Brian R. Bodager
Chief Administrative Officer
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 20, 1998

                                   EXHIBIT A

                             ASSOCIATED BANC-CORP
              AMENDED AND RESTATED LONG-TERM INCENTIVE STOCK PLAN

SECTION I. PURPOSE OF THE PLAN. The purpose of this Associated Banc-Corp Amended and Restated Long-Term Incentive Stock Plan (the "Plan") is (i) to associate more closely the interests of certain key employees of Associated Banc-Corp (the "Company") and its affiliated units and directors of the Company (the "Participants") with those of the Company's stockholders by encouraging stock ownership, (ii) to provide long-term incentives and rewards to those key employees of the Company and its affiliated units who are in a position to contribute to the long-term success and growth of the Company, and
(iii) to assist the Company in retaining and attracting key employees with requisite experience and ability.

SECTION II. ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by the Administrative Committee of the Company's Board of Directors (the "Committee") composed of not less than three Directors. In the event that any member of the Committee is to be granted Options under the Plan, then said grant shall be made by the Board of Directors of the Company. The Board of Directors actions in such instances shall be governed by each of the provisions of the Plan to the extent applicable to the Committee. Options under the Plan can be granted to officers and directors of the Company only after the Plan has been ratified by the shareholders of the Company.

(b) AUTHORITY AND DISCRETION OF COMMITTEE. Subject to the express provisions of the Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those key employees of the Company and its affiliated units who shall be among the Participants;
    (ii) select the Participants to whom awards are to be granted under this Plan, (iii) determine the size and the form of the award or awards to be granted to any Participant; (iv) determine the time or times such awards shall be granted; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred; (vi) alter any restrictions or vesting schedules; and (vii) adopt such rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

(c) OPTION GRANTS. Options granted under the Plan may, in the discretion of the Committee, be either Incentive Stock Options ("ISOs") as defined in
    Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or nonqualified stock options (collectively, "Options"). Each stock option agreement shall specifically state, for each Option granted thereunder, whether the Option is an ISO or a nonqualified stock option. In no event, however, shall both an ISO and a nonqualified stock option be granted together under the Plan in such a manner that the exercise of one Option affects the right to exercise the other. The provisions of this Plan and of each ISO granted hereunder shall be interpreted in a manner consistent with Section 422 of the Code and with all valid regulations issued thereunder. However, to the extent that any ISO granted hereunder does not comply with the provisions of Section 422, such ISO shall be treated as a nonqualified stock option for all purposes under the Code. ISOs may be granted only to employees of the Company and its affiliated units. No ISO shall be granted under the Plan subsequent to April 22, 2008. Except as provided in Section III(h)(2), all provisions of this Plan apply to both ISOs and nonqualified options.

SECTION III. AWARDS. Awards which the Committee may grant under the Plan may include any or all of the following, as described herein: Any form of Option, Stock Appreciation Right, Stock Award, Performance Shares, Performance Units or Other Stock-Based Award granted under this Plan.

(a) NONQUALIFIED STOCK OPTIONS. Nonqualified stock options are rights to purchase shares of the Common Stock of the Company, $.01 par value, ("Common Stock") at a price equal to the Fair Market Value of such Common Stock on the date of grant for a predetermined period of time.

  (i) The Committee may grant nonqualified stock options either alone or in conjunction with Stock Appreciation Rights as described in paragraph
      (c) below. It shall determine the number of shares of Common Stock to be covered by each such nonqualified stock option. Nonqualified stock options granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan.

  (ii) No nonqualified stock option shall be exercisable until it is vested and, thereafter, shall be immediately exercisable. A nonqualified stock option shall vest in accordance with terms set forth by the Committee at the date of grant in the option agreement.

  (iii) In the event of termination of a Participant's employment with the Company or its affiliated units for any reason, except as otherwise provided below or as otherwise determined by the Committee in its sole discretion, any non-vested portion of any nonqualified stock option granted to such Participant shall terminate immediately.

  (iv) Except as described below or as otherwise determined by the Committee in its sole discretion, in the event of a Participant's voluntary or involuntary termination of employment with the Company or its affiliated units, the vested portion of any nonqualified stock option granted to such Participant, but not yet exercised, shall terminate on the date of termination of employment.

  (v) If a Participant's employment with the Company or its affiliated unit terminates by reason of the Participant's death, Permanent Disability or Retirement, any outstanding nonqualified stock option then held by such Participant shall remain exercisable, but only to the extent such nonqualified stock option was exercisable on the date of such Participant's termination of employment, until the earlier of (a) one year following the date of termination and (b) the expiration of the term of such Option. If on the date of such termination of employment, any such nonqualified stock option shall not be fully exercisable, the Committee shall have the discretion to cause such Option to continue to become exercisable on the date or dates specified therein as if such termination of employment had not occurred. The Committee may exercise the discretion granted to it by the preceding sentence at the time a nonqualified stock option is granted or at any time thereafter while such a nonqualified stock option remains outstanding.

  (vi) The Committee will determine the conditions of nonqualified stock option exercise, but in no event may any portion of a vested nonqualified stock option be exercisable earlier than one year (except pursuant to a Change in Control) or later than ten years from the date of the grant.

  (vii) All nonqualified stock options shall vest immediately upon a Change in Control, as defined in Section IV(1) hereof.

  (viii) The purchase price of shares purchased pursuant to any nonqualified stock option shall be equal to the Fair Market Value of such shares on the date of nonqualified stock option grant, as determined by the Committee, and shall be paid in full upon exercise, either (a) in cash; (b) by delivery of shares of Common Stock held for a period of at least six months (valued at their Fair Market Value on the date of nonqualified stock option exercise, as defined in Section IV); or
         (c) a combination of cash and Common Stock.

  (ix) The Committee may at any time offer to buy out a nonqualified stock option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(b) ISO. ISOs are rights to purchase shares of the Common Stock at a price equal to the Fair Market Value of such Common Stock on the date of grant for a predetermined period of time. Only Participants who are key employees (not directors who are not also employees) of the Company or an affiliated unit shall be eligible to receive an ISO grant. However, in the case of an ISO granted to a Participant who at the time of the grant owns (directly or indirectly, and including the Shares purchasable under such ISO) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the Option price shall be at least 110% of such Fair Market Value at the time the ISO is granted; provided further, that the Option price shall in no event be less than the par value of the Shares subject to such Option and the ISO must be exercised within 5 years of the date of grant.

  (i) The Committee shall determine the number of shares of Common Stock to be covered by each such ISO. ISOs granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan.

  (ii) No ISO shall be exercisable until it is vested and, thereafter, shall be immediately exercisable. An ISO shall vest in accordance with terms set forth by the Committee at the date of grant in the option agreement.

  (iii) In the event of termination of a Participant's employment with the Company or its affiliated units for any reason, except as otherwise provided below or as otherwise determined by the Committee in its sole discretion, any non-vested portion of any ISO granted to such Participant shall terminate immediately.

  (iv) Except as described below or as otherwise determined by the Committee in its sole discretion, in the event of a Participant's voluntary or involuntary termination of employment with the Company or its affiliated units, the vested portion of any ISO granted to such Participant, but not yet exercised, shall terminate on the date of termination of employment.

  (v) If a Participant's employment with the Company or its affiliated unit terminates by reason of the Participant's death, Permanent Disability or Retirement, any outstanding ISO then held by such Participant shall remain exercisable, but only to the extent such option was exercisable on the date of such Participant's termination of employment, until the earlier of (a) one year following the date of termination and (b) the expiration of the term of such ISO. If on the date of such termination of employment, any such ISO shall not be fully exercisable, the Committee shall have the discretion to cause such ISO to continue to become exercisable on the date or dates specified therein as if such termination of employment had not occurred. The Committee may exercise the discretion granted to it by the preceding sentence at the time an ISO is granted or at any time thereafter while such an ISO remains outstanding.

  (vi) The Committee will determine the conditions of Option exercise, but in no event may any portion of a vested ISO be exercisable earlier than one year (except pursuant to a Change in Control) or later than ten years from the date of the grant.

  (vii) All ISOs shall vest immediately upon a Change in Control, as defined in Section IV(1) hereof.

  (viii) The purchase price of shares purchased pursuant to any ISO shall be equal to the Fair Market Value of such shares on the date of grant, as determined by the Committee, and shall be paid in full upon exercise, either (a) in cash; (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of ISO exercise, as defined in Section IV); or (c) a combination of cash and Common Stock.

  (ix) The Committee may at any time offer to buy out an ISO previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(c) STOCK APPRECIATION RIGHTS. Stock Appreciation Rights are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related Option. The Committee may grant Stock Appreciation Rights to any optionee either at the time of the grant of the Option or subsequently, by amendment to such grant. All Stock Appreciation Rights shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan and shall be granted subject to the following terms and conditions and such other terms and conditions as the Committee may establish:

  (i) Each Stock Appreciation Right shall be exercisable at the same time as the related Option is exercisable.

  (ii) Each Stock Appreciation Right shall entitle the holder thereof to surrender to the Company a portion of or all of the unexercised, but exercisable, related Option. With respect to each share of Common Stock as to which an optionee's Option is surrendered upon exercise of any Stock Appreciation Right, the optionee shall be entitled to receive, in cash or in shares of Common Stock, the economic value of such Stock Appreciation Right. Such economic value shall be equal to the excess of the Fair Market Value (determined on the date of exercise of such Stock Appreciation Right) of one share of Common Stock over the option price per share specified in the related Option. The Optionee shall not be required to pay the Option exercise price upon surrender of the Option upon exercise of the related Stock Appreciation Right.

  (iii) Each surrender of a portion of or all of an Option upon the exercise of a Stock Appreciation Right shall cause a share-for-share reduction in the number of shares of Common Stock covered by the related Option.

  (iv) Stock Appreciation Rights, when exercised, may be paid for by the Company in cash or Common Stock. The Committee shall have the sole and absolute discretion to determine the relative amounts of cash or Common Stock which may be paid or issued upon exercise of Stock Appreciation Rights.

(d) RESTRICTED STOCK AWARDS. Restricted Stock Awards are stock grants, the payment of which will depend upon the Participant's continued employment with the Company and may depend upon the achievement of certain financial performance objectives.

  (i) The Committee may grant Restricted Stock either alone or in conjunction with Performance Shares as described in paragraph (e) below. It shall determine the number of shares of Restricted Stock to be covered by each such grant.

  (ii) Restricted Stock is Common Stock acquired by a Participant subject to the restrictions described in the following subsections.

  (iii) Restricted Stock may not be sold, transferred or otherwise disposed of, pledged, or otherwise encumbered during a period set by the Committee, commencing with the date of such award. In the event of the termination of employment of a recipient of Restricted Stock during such period of restriction for any reason except death, Retirement or Permanent Disability, the recipient shall transfer or cause to be transferred to the Company title to the Restricted Stock owned by such recipient within 30 days following such termination.

  (iv) Restriction terms and conditions will be set by the Committee at the time of award. These conditions may include the requirement that certain financial performance objectives of a Participant or the Company are achieved.

  (v) Upon the occurrence of the earlier of the death or Permanent Disability of the recipient of Restricted Stock, the restrictions against sale, transfer, and other disposition and against pledge or other encumbrance of such Restricted Stock, which have not otherwise lapsed, shall immediately lapse.

  (vi) Upon the occurrence of Retirement, the restrictions against sale, transfer or other disposition and against pledge or other encumbrance, as to a portion of the Restricted Stock (Portion A), as to which restrictions have not otherwise lapsed shall immediately lapse. The retiree shall transfer or cause to be transferred to the Company title to the balance of the Restricted Stock (i.e., the portion of Restricted Stock as to which restrictions have not otherwise lapsed and which is not included in Portion A) within 30 days following such Retirement.

      For purposes of this subsection, Portion A will be determined separately for each block of Restricted Stock for which restrictions are due to lapse on a different date. For each such block, Portion A will be determined by multiplying the number of shares in such block by a fraction, the numerator of which is the number of months from the date of grant of that block of Restricted Stock to the date of retiree's Retirement and the denominator of which is the number of months from the date of grant of that block of Restricted Stock to the date that restrictions on such block are due to lapse, as determined by the Committee. In the event that the total Portion A calculated for all such fraction shall be rounded up to the nearest whole number.

     By way of illustration, if a Participant was granted 100 shares of Restricted Stock on January 1, 1994, with the restrictions on such stock due to lapse on January 1, 1999, and 200 shares of Restricted Stock on January 1, 1995, with the restrictions on such stock due to lapse on January 1, 2000, and if the Participant retired on January 1, 1996, Portion A would be determined separately for the Restricted Stock granted on January 1, 1994, and for the Restricted Stock granted on January 1, 1995. With respect to the Restricted Stock granted on January 1, 1994, Portion A would equal 40 shares [determined by multiplying 100 (the number of shares in such block) by 24/60 (the number of months from the date of grant to the date of Retirement divided by the number of months from the date of grant to the date of lapse)]. Thus the total amount of stock included in Portion A for the Participant would be 60 shares (40 plus 20).

  (vii) All restrictions shall lapse immediately upon a Change in Control, as defined in Section IV(1) hereof.

  (viii) Certificates issued in respect of Restricted Stock granted under the Plan shall be registered in the name of the recipient but shall bear the following legend:

     "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Amended and Restated Long-Term Incentive Stock Plan of Associated Banc-Corp (the "Company"). A copy of said Plan is on file in the office of the Secretary of the Company at the Company's offices in Green Bay, Wisconsin."

  (ix) In order to enforce the restrictions, terms and conditions on Restricted Stock, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such stock, deposit such certificates, together with stock powers and such other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Company as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.

(e) PERFORMANCE SHARES. Each Restricted Stock Award may be accompanied by a Performance Share Award.

  (i) On the date the restrictions lapse on an accompanying Restricted Stock Award, each Performance Share awarded will result in payment to the recipient of the Performance Share Award, in Common Stock or in cash, of an amount equal to the Fair Market Value of one share of Company Common Stock on such date multiplied by sum of the highest Federal and state of residence of Participant marginal income tax rates in effect in the year in which restrictions lapse. A marginal income tax rate is the rate of tax applicable to the last dollar of income earned by the taxpayer. The Committee shall have the sole and absolute discretion to determine the relative amounts of cash or Common Stock which may be paid or issued in satisfaction of a Performance Share Award.

  (ii) The number of Performance Shares shall be determined by the Committee and will be granted on the same date as is the Restricted Stock Award.

(f) PERFORMANCE UNITS. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both. The Committee shall determine the employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant's right to Performance Units will be vested and the ability of Participants to defer the receipt of payment of such Performance Units.

  The Committee may condition the vesting of Performance Units upon the attainment of specified financial performance objectives of a Participant or the Company or such other factors or criteria as the Committee shall determine.

(g) OTHER STOCK-BASED AWARDS. Other awards of Common Stock and cash awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards") including, without limitation, Awards valued by reference to performance concepts, may be granted either alone or in addition to or in tandem with Options, Stock Appreciation Rights, Stock Awards, Performance Shares or Performance Units.

(H)LIMITATIONS ON GRANTS.

1. The following limitations will apply to grants of Options or Stock Appreciation Rights under the Plan:

  (i) No Participant will be granted Options or Stock Appreciation Rights under the Plan to receive more than 50,000 shares of Common Stock in any fiscal year, provided that the Company may make an additional one-time grant of up to 20,000 shares to newly hired employees; and

  (ii) No Participant will be granted Options or Stock Appreciation Rights under the Plan to purchase more than 500,000 shares over the term of the Plan, provided that, if the number of shares available for issuance under the Plan is increased, the maximum number of Options or Stock Appreciation Rights that any Participant may be granted also automatically will increase by a proportionate amount equal of shares for each additional fiscal year in which shares are allocated for issuance under the Plan.

  Except as to forfeited shares, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance.

  The foregoing limitations are intended to satisfy the requirements applicable to Options and Stock Appreciation Rights so as to qualify such awards as "performance-based compensation" within the meaning of Section 162 (m) of the Code. In the event that the Committee determines that such limitations are not required to qualify Options or Stock Appreciation Rights as performance-based compensation, the Committee may modify or eliminate such limitations.

2. The following limitations will apply to grants of ISOs under the Plan:

  (i) The aggregate Fair Market Value (determined at the time the ISOs are granted) of the Shares with respect to which the ISO are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. This limitation shall be applied by taking ISOs into account in the order they were granted.

  (ii) Shares acquired upon the exercise of an ISO shall not be disposed of
       (a) within two (2) years following the date the ISO was granted; nor
       (b) within one (1) year following the date shares of Common Stock are transferred to the employee.

SECTION IV. MISCELLANEOUS PROVISIONS.

(a) RIGHTS OF RECIPIENTS OF AWARDS. A holder of Options, Stock Appreciation Rights, Performance Shares, Performance Units and Other Stock-Based Awards granted under the Plan shall have no rights as a shareholder of the Company by virtue thereof unless and until certificates for shares are issued. The holder of a Restricted Stock Award will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a shareholder of record.

(b) ASSIGNMENT. Options, Stock Appreciation Rights, Performance Shares, Performance Units, Other Stock-Based Awards or any rights or interests of a Participant therein, shall be assignable or transferable by such Participant at the discretion of the Committee or by will or the laws of descent and distribution.

(c) FURTHER AGREEMENTS. All Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units and Other Stock-Based Awards granted under this Plan shall be evidenced by agreements or other written documents from the Company, in such form and containing such terms and conditions (not inconsistent with this Plan) as the Committee may require. Such agreement may set forth certain restrictive covenants applicable to the Participant and penalties for the breach thereof, as determined by the Committee in its sole discretion.

(d) REPLACEMENT OPTIONS. Upon cancellation of an outstanding Option, replacement Options may be issued in an amount and with such terms as the Committee may determine.

(e) DEFERRAL OF EXERCISE.

  (i)SECURITIES LAW RESTRICTIONS. Although the Company intends to use its best efforts so that the shares purchasable upon the exercise of Options will be registered under, or exempt from the registration requirements of the federal Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities law at the time Options become exercisable, if the exercise of an Option or any part of it would otherwise result in the violation by the Company of any provision of the Securities Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

  (i) LEGAL AND OTHER REQUIREMENTS. No shares of Common Stock shall be issued or transferred upon exercise of any award under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may bear a legend to reflect such restrictions.

(f) WITHHOLDING OF TAXES. Pursuant to applicable Federal, state, local, or foreign tax laws, the Company may be required to collect income or other taxes upon the grant of certain awards, the exercise of an Option or Stock Appreciation Right, or the lapse of restrictions on a Restricted Stock Award or Performance Share, Performance Unit or Other Stock-Based Award. The Company may deduct from payments made under the Plan, or require, as a condition to such award or to the exercise of an Option or Stock Appreciation Right, that the recipient pay the Company, at such time as the Committee or the Company determine, the amount of any taxes which the Committee or the Company determine, in their discretion are required to be withheld.

(g) RIGHT TO AWARDS. No employee of the Company or its affiliated unit or other person shall have any claim or right to be a Participant in this Plan or to be granted an award hereunder. Neither the adoption of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any affiliated unit nor shall the grant of any award hereunder constitute a request or consent to postpone the retirement date of a Participant. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

(h) FAIR MARKET VALUE. The "Fair Market Value" of the Common Stock of the Company shall be determined by the Committee and shall be the closing price as reported on The Nasdaq Stock Market as reported in the Wall Street Journal, for the Company's Common Stock for the trading day of the date of the grant or exercise, whichever is appropriate. If no trade occurs on The Nasdaq Stock Market on such date, the "Fair Market Value" of the Common Stock of the Company shall be determined by the Committee in good faith.

(i) PERMANENT DISABILITY. "Permanent Disability" shall mean a finding by the Committee that a Participant is fully and permanently unable to be gainfully employed because of a physical or mental disability.

(j) RETIREMENT. "Retirement" shall mean any date on which an employee retires under the terms and conditions of the Company's Profit Sharing & Retirement Savings Plan provided, however, that the employee has attained age 60 as of such date.

(k) INDEMNITY. Neither the Board of Directors nor the Company, nor any members of either, nor any employees of the Company or its affiliated units, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its affiliated units with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination with respect to the Plan or any action taken pursuant to it to the full extent permitted by law and the Articles of Incorporation of the Company.

(l) CHANGE IN CONTROL. "Change in Control" shall mean a change in control of the Company which shall be deemed to have occurred only if:

  (i) 25% or more of the outstanding voting securities of the Company changes beneficial ownership as a result of a tender offer;

  (ii) The Company is merged or consolidated with another corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the shareholders of the Company who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation;

  (iii) The Company sells at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Internal Revenue Code section 1563, of which the Company is a member; or

  (iv) A person, within the meaning of sections 3(a)(9) or 13(d)(3) of the Exchange Act, acquires 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

  For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (relating to options) of the Exchange Act.

(m) TRANSFERS AND LEAVES. A change in employment or service from the Company to an affiliated unit of the Company, or vice versa, shall not constitute termination of employment or service for purposes of the Plan. Furthermore, the Committee (or Board of Directors in case of a member of the Committee) may determine that for purposes of the Plan, a Participant who is on leave of absence will still be considered as in the continuous employment or service of the Company.

(n) NO FIDUCIARY RELATIONSHIP OR RESPONSIBILITY. The Plan is not subject to ERISA. Under ERISA and related federal laws, the Company is not a fiduciary with respect to the Plan, and has no fiduciary obligation with respect to any Participant, beneficiary or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

(o) SEVERABILITY OF PROVISIONS. If any provision of this Plan is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

(p) GOVERNING LAW. This Plan shall be governed, administered, construed and enforced according to the laws of the United States and the laws of the State of Wisconsin to the extent not preempted by the laws of the United States.

(q) WAIVER. A waiver by a party of any of the terms and conditions of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term or condition of this agreement.

(r) ENTIRE AGREEMENT. This Plan constitutes the entire agreement between the parties respecting the subject matter hereof, and there are no representations, warranties, agreements, or commitments of the Company hereto except as set forth herein. This Plan may be amended only by an instrument in writing.

SECTION V. AMENDMENT AND TERMINATION; ADJUSTMENTS UPON CHANGES IN STOCK. The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that any such amendment shall be subject to shareholder approval to the extent required by applicable law or the rules of The Nasdaq Stock Market or any other exchange or market on which any of the Company's securities are traded. Except as provided herein, no amendment, suspension or termination of the Plan may impair the rights of a Participant to whom an award has been granted without such Participant's consent. If there shall be any change in the stock subject to the Plan or to any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Performance Unit, Other Stock-Based Award or other award granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments may be made by the Board of Directors of the Company in the aggregate number and kind of shares and the price per share subject to outstanding Options, Stock Appreciation Rights, Restricted Awards, Performance Share Awards, Performance Units, Other Stock-Based Awards or other awards.

SECTION VI. SHARES OF STOCK AVAILABLE. The shares available for Options, Stock Appreciation Right Awards, Restricted Stock Awards, Performance Share Awards, Performance Units, Other Stock-Based Awards or other awards under this Plan shall not exceed 4,059,884 shares of the Company's common stock, $.01 par value. This amount will be reduced upon the exercise of an Option, by the number of shares exercised; upon the exercise of a Stock Appreciation Right, by an amount equal to the number of shares covered by the Option cancelled due to Stock Appreciation Rights exercised; by the number of shares which are released due to the lapse of restrictions in case of a Restricted Stock Award; by the number of Performance Shares paid (in cash or Common Stock) at the time restrictions lapse on the Restricted Stock Awards which the Performance Shares accompany; and with respect to Performance Units or Other Stock-Based Awards paid at the time restrictions lapse on such awards. Any shares subject to an Option hereunder that for any reason expires, terminates or is cancelled (other than because of the exercise of an attached Stock Appreciation Right or the unexercised expiration of such Option); shares reacquired by the Company because the Participant's employment with the Company terminates prior to the lapse of restrictions on Restricted Stock Awards; or Performance Shares not paid because the participant's employment with the Company terminates prior to the lapse of restrictions on accompanying Restricted Stock Awards will be available for further awards. Shares of Common Stock available for Options, Stock Appreciation Right Awards, Restricted Stock Awards and Performance Share Awards, Performance Units or Other Stock-Based Awards may be authorized but unissued shares, treasury shares, or shares reacquired on the open market. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares and settlement of awards under the Plan.

SECTION VII. EFFECTIVE DATE AND TERM OF THE PLAN. Subject to shareholder approval, the effective date of the amendment and restatement of the Plan is the date on which shareholder approval is obtained (the "Effective Date"). Awards under the Plan may be made for a period of ten years commencing on such date. The period during which an Option or other Award may be exercised may extend beyond that time as provided herein. Unless otherwise agreed to by the Participant in writing, awards made prior to the Effective Date shall remain subject to the terms and conditions of the Plan prior to its amendment and restatement and the applicable option (or other award) agreement.

Adopted by the Administrative Committee of the Board of Directors: January 26, 1994.

Adopted by the Board of Directors: January 26, 1994.

Approved by Shareholders at the April 28, 1994, Annual Meeting.

Amended by the Board of Directors: October 23, 1996.

Amended by the Administrative Committee of the Board of Directors: January 22, 1997.

Adopted by the Board of Directors: January 22, 1997.

Approved by the Shareholders at the April 23, 1997, Annual Meeting.

Amended by the Administrative Committee of the Board of Directors: January 28, 1998.

Adopted by the Board of Directors: January 28, 1998.

[Approved by the Shareholders at the April 22, 1998, Annual Meeting.]

                                          -------------------------------------
                                          Brian R. Bodager

Dated:

April 22, 1998

                           ASSOCIATED BANC-CORP
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1.ELECTION OF DIRECTORS--
 Nominees: Robert S. Gaiswinkler, Robert C. Gallagher, Robert C. Konopacky, George R. Leach, John C. Meng, John C. Seramur, John H. Sproule, Ralph R. Staven, and Norman L. Wanta.

----------------------------------
(Except nominee(s) written above.)

   For [_]   Withheld [_]   For All Except [_]


2. The approval of Associated's Amended and Restated Long-Term Incentive Stock Plan.

   For [_]   Against [_]   Abstain [_]


3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of Associated for the year ending December 31, 1998.

   For [_]   Against [_]   Abstain [_]

     Dated: ___________________________________________________________ , 1998

Signature(s)___________________________________________________________________

-------------------------------------------------------------------------------

RECEIPT OF NOTICE OF SAID MEETING AND OF THE PROXY STATEMENT AND ANNUAL REPORT OF ASSOCIATED IS HEREBY ACKNOWLEDGED. PLEASE SIGN EXACTLY AS NAME APPEARS HEREON AND DATE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRES-IDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNER-SHIP NAME BY AUTHORIZED PERSON.
                            s FOLD AND DETACH HERE s

                          [Associated Banc-Cor LOGO]

                      1998 Annual Meeting of Shareholders

  The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the Walter Theatre, Abbot Pennings Hall of Fine Arts, St. Norbert College, De Pere, Wisconsin, at 11:00 a.m. on Wednesday, April 22, 1998.

  Beginning at 10:00 a.m., we will again present an economic/investment update. Associated's Trust professionals will provide an update on the equity market and interest rate environment as they affect us as investors. A continental breakfast reception of coffee, juice, and pastries is planned for 9:00 a.m. until the start of the meetings.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE YOUR SHARES AND SIGN THE PROXY CARD PRINTED ABOVE. TEAR AT THE PERFORATION AND MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE ADDRESSED TO HARRIS TRUST & SAVINGS BANK AT YOUR EARLIEST CONVENIENCE.

  If you plan to attend the Annual Meeting, please complete the RSVP Card included with this mailing and return it to Associated Banc-Corp in the small Business Reply Envelope. Please print attendees names carefully so we can prepare name tags once your shares have been voted. This year we will not be mailing admission tickets; however, your name tag will be at the registration table and will be your admittance to the meeting.

  For your convenience, we are again providing space on the RSVP Card for any questions you may have. We always appreciate your input and interest in Associated.

  We look forward to seeing you on April 22nd.

  (DIRECTIONS TO THE WALTER THEATRE AT ST. NORBERT COLLEGE ARE PRINTED ON THE REVERSE OF THIS PROXY AND INVITATION.)

PROXY                                                                     PROXY
                             ASSOCIATED BANC-CORP
                  112 NORTH ADAMS STREET, GREEN BAY, WI 54301

                THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF ASSOCIATED BANC-CORP
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1998

 The undersigned hereby appoints Ronald R. Harder, William R. Hutchinson, and
J. Douglas Quick, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Associated Banc-Corp ("Associated") held of record by the undersigned on March 2, 1998, at the Annual Meeting of Shareholders to be held on April 22, 1998, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3 and any such matters which may come before the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

 YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

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     DIRECTIONS TO WALTER THEATRE, ST. NORBERT COLLEGE, DE PERE, WISCONSIN

From the South--Highway I-43

  Take Highway I-43 to Green Bay. Exit on Highway 172 (Exit No. 180). Once you are on Highway 172, watch for the ramp that leads to Webster Avenue. Turn left onto Webster and proceed about two miles toward De Pere. Turn right on George Street and cross the Claude Allouez Bridge over the Fox River. Here you'll catch your first glimpse of St. Norbert. Once across the bridge, you will make two left turns (since you will be on one-way streets) to get to the campus. The Walter Theatre is located on the corner of College and Third Streets. Parking is available in either Lot 11 (the International Center parking lot) or Lot 6 (the Third Street lot).

From the South--Highway 41

  Take Highway 41 north to the De Pere exit, turn right into the city. Turn right on Third Street, go one block, and you will see the St. Norbert campus. The Walter Theatre is located on the corner of College and Third Streets. Parking is available in either Lot 11 (the International Center parking lot) or Lot 6 (the Third Street lot).

From the North--Highway 41

  Take Highway 41 south to the De Pere exit, turn left into the city. Turn right on Third Street, go one block, and you will see the St. Norbert campus. The Walter Theatre is located on the corner of College and Third Streets. Parking is available in either Lot 11 (the International Center parking lot) or Lot 6 (the Third Street lot).

From the West--Highway 29

  Take Highway 29 to Green Bay. Once in the Green Bay area, take Highway 41 south to the De Pere exit, turn left at the bottom of the ramp, and proceed into the city. Turn right on Third Street, go one block, and you will see the St. Norbert campus. The Walter Theatre is located on the corner of College and Third Streets. Parking is available in either Lot 11 (the International Center parking lot) or Lot 6 (the Third Street lot).